Exhibit 10.3

PROFITS INTEREST AGREEMENT

THIS PROFITS INTEREST AGREEMENT (this “Agreement”) is made and entered into as of March __, 2010 (the “Effective Date”), between CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company (“Borrower”), and HUNTER’S GLEN/FORD INVESTMENTS I LLC, a Texas limited liability company (“Lender”).

R E C I T A L S

1.           Lender has, contemporaneously herewith, made a loan (the “Loan”) to Borrower in the original principal amount of $30,000,000, pursuant to that certain Loan Agreement of even date herewith (as modified, amended, renewed, extended, and restated from time to time, the “Loan Agreement”) and as evidenced by that certain Promissory Note of even date herewith executed by Borrower and payable to the order of Lender (as modified, amended, renewed, extended, and restated from time to time, the “Note”).

2.           The Loan is made for the purpose of financing the construction by Borrower of certain buildings and improvements on the real property that is located in Travis County, Texas and is more particularly described on Exhibit “A” attached hereto (the “Land;” together with all buildings and improvements now or hereafter located thereon are hereinafter referred to as the “Property”).

3.           The Note and the obligations of Borrower under the Loan Agreement and the other Loan Documents are secured by, among other things, a second priority lien and security interest on the Property.

4.           As part of the consideration for Lender’s agreement to make the Loan, Borrower has agreed to grant to Lender the Lender’s Profits Interest (as herein defined) upon the terms and conditions set forth herein.

A G R E E M E N T

NOW, THEREFORE, KNOW ALL PERSONS BY THESE PRESENTS, that for and in consideration of the premises hereof, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confessed, the parties hereto agree as follows:

1.           Recitals.  Each of the foregoing recitals is acknowledged to be true and correct.  The foregoing recitals are incorporated herein as contractual provisions of this Agreement.

2.           Definitions.  Capitalized terms used herein and not defined herein shall have the meaning assigned to them in the Loan Agreement.  In addition, the following terms shall have the meanings set forth below.

Profits Interest Agreement - Page 1

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, or controlled by, or under common control with, such Person.

“Approved Operating Budget” means an operating budget for the Property that is prepared by Borrower for each calendar year during the term of this Agreement and is hereafter approved in writing by the holder of the Senior Loan (until the Senior Loan has been paid in full) and after the Senior Loan has been paid in full, then approved in writing by Lender.

“Approved Sale” means any sale or other conveyance of the Property (or a portion thereof) approved in writing by Lender or deemed approved by Lender if the holder of the Senior Loan has approved in writing.

“Capital Event” means any Approved Sale, any other sale or refinancing (from a lender other than Lender) approved by Lender, and any condemnation, collection of insurance proceeds, or other capital event occurring with respect to the Property or any portion thereof.

“Cash Flow” means, for any period, (a) all receipts, revenues, income, rents, issues, profits, accounts, proceeds, loan proceeds for interest carry or operating expenses, and expense and other reimbursements received by Borrower from or in connection with the ownership, development, operation, or leasing of the Property, less (b) all reasonable and necessary costs and expenses incurred by Borrower as a result of, or in connection with, the ownership, development, operation, management, or leasing of the Property and in accordance with the Approved Operating Budget, less (c) reserves set aside in accordance with the Approved Operating Budget, less (d) payment of interest and principal on any debt secured by the Property (excluding, however, any interest or principal that is not required to be paid out of Cash Flow), less (e) deposits required for taxes, impositions, insurance and operating expenses under the terms of any loan documents for any debt secured by the Property.

“Lender’s Cash Flow Profits Interest” means an amount equal to the product of (a) ninety-five percent (95%) times (b) Cash Flow.

“Lender’s Profits Interest” means, without duplication, the sum of (a) Lender’s Cash Flow Profits Interest, and (b) Lender’s Second Tier Profits Interest; provided that (i) Lender’s Profits Interest shall not exceed the Maximum Profits Interest and (ii) Lender’s Profits Interest shall not be payable until after the first anniversary of the Effective Date and after the Senior Loan and the Loan have been paid in full, except as otherwise expressly permitted in this Agreement.

“Lender’s Second Tier Profits Interest” means an amount equal to the product of (a) ninety-five percent (95%) times (b) Second Tier Profits.

“Maturity Date” means the Maturity Date as defined in the Note.

“Maximum Profits Interest” means the amount of $750,000.00 if the Lender’s Profits Interest is paid on the first anniversary of the Effective Date.  If paid after the first anniversary of

Profits Interest Agreement - Page 2

the Effective Date, then the Maximum Profits Interest will be increased each full or partial month thereafter by the amount of $62,500.00 until the Lender’s Profits Interest is paid in full.

“Net Proceeds” means:

(a)           with respect to a Capital Event that is an Approved Sale, (1) the sum of (A) the total cash consideration paid in connection with the sale of the Property and (B) the then outstanding principal balance of, and all accrued interest on, any debt secured by the Property that is assumed or taken subject to by the transferee less (2) the sum of (A) customary and reasonable selling and closing costs (including, without limitation, title insurance premiums, survey costs, attorneys’ fees, transfer taxes, brokerage commissions, tax, insurance, rent, expense, other prorations and other costs Borrower is required to pay under the purchase and sale agreement in connection with such sale of the Property), (B) the outstanding principal balance of, and all accrued interest on and prepayment penalties, if any, on, any debt secured by the Property (excluding, however, any principal and/or interest that is not required to be paid to satisfy such debt as a result of such Capital Event), and (C) funds placed in escrow by Borrower for the purpose of making repairs or for other purposes that are a condition to the closing of the sale of the Property;

(b)           with respect to a Capital Event that is a refinancing secured by a lien on the Property, the gross cash proceeds of such refinancing payable to Borrower less customary and reasonable expenses incurred in obtaining and closing such refinancing (including, without limitation, title insurance premiums, survey costs, attorneys’ fees, transfer taxes, brokerage commissions, tax, insurance, rent, expense, other prorations and other reasonable costs Borrower is required to pay under such refinancing);

(c)           with respect to a Capital Event that is the receipt of proceeds from condemnation or casualty, the gross cash proceeds thereof received by Borrower less (i) amounts required to restore the Property, (ii) amounts required to be paid to the holder of the Senior Loan under the Senior Loan Documents and to Lender under the Deed of Trust, and (iii) amounts reasonably incurred by Borrower in the collection of the condemnation award or casualty insurance proceeds; and

(d)           with respect to all other Capital Events, the gross cash proceeds thereof received by Borrower less amounts reasonably incurred by Borrower in the collection of such proceeds.

“Property” has the meaning assigned to it in the Recitals hereof.

“Second Tier Profits” means:

(a)           all Net Proceeds derived from all Capital Events (some of which require approval of Lender as provided herein); minus

Profits Interest Agreement - Page 3

(b)           to the extent not deducted in the calculation of Cash Flow, the aggregate of the amount of any outstanding principal of, and any unpaid interest on, the Senior Loan (including any prepayment fee or premium) and the Loan that is required to be paid out of Cash Flow.

3.           Profits Interest.  Borrower hereby grants, transfers, assigns, and conveys to Lender the Lender’s Profits Interest, which grant and interest shall continue until the final payment of the Lender’s Profits Interest, if any, is made to Lender as required hereby.  Borrower and Lender acknowledge and agree that, except as otherwise expressly permitted in this Agreement, the Lender’s Profits Interest shall not be paid to Lender unless and until (a) the Senior Loan has been paid in full, Senior Lender consents to and approves of the payment of the Lender’s Profits Interest to Lender or Senior Lender declines to accept payment under the Senior Loan and allows the payment of the Lender’s Profits Interest to Lender and (b) the Loan has been paid in full.

4.           Option to Purchase.  Lender hereby grants to Borrower an option for Borrower to purchase (with funds from any source) the Lender’s Profits Interest and Lender’s rights under this Agreement for an amount equal to the Maximum Profits Interest calculated as of the closing date on which Borrower purchases the Lender’s Profits Interest pursuant to this Section 4 (the “Purchase Price”).  Borrower may not exercise the option set forth in this Section 4 until the later to occur of the first anniversary of the Effective Date and the payment in full of the Loan.  Borrower shall deliver to Lender written notice that Borrower has elected to exercise the option set forth in this Section 4 and setting the closing date for Borrower’s purchase (which closing date shall be at least ten (10) days but not more than thirty (30) days after Borrower’s written notice to Lender that Borrower has elected to exercise such option).  At the closing, Borrower shall pay to Lender in cash an amount equal to the Purchase Price and Lender shall assign to Borrower, without representation, warranty or recourse, all of Lender’s right, title and interest in and to this Agreement and the Lender’s Profits Interest.

5.           Term of the Agreement/Payoff/Release.  This Agreement shall be effective on the Effective Date hereof and shall continue until the earlier of the date that Borrower has paid to Lender all of the Lender’s Profits Interest or the sale of all of the Property by Borrower.  Notwithstanding any other provision in this Agreement to the contrary, upon payment in full of the Loan and the Lender’s Profits Interest from any source or sources, this Agreement will automatically terminate and be of no further force or effect.  Upon such termination and written request of Borrower, Lender will execute and deliver to Borrower a full and complete release of all of Lender’s rights under this Agreement, including a release of all liens and security interests, in form reasonably acceptable to Borrower and Lender.

6.           Reporting and Accounting.

(a)           Accounting. All accounts, books and records of Borrower relating to the Property shall be kept in accordance with the tax basis method, consistently applied.

(b)           Fiscal Year.  The fiscal year of Borrower shall be the calendar year.

Profits Interest Agreement - Page 4

(c)           Statements.  Borrower shall timely deliver or cause to be delivered to Lender each of the financial statements required under the Loan Agreement.

(d)           Access to Books of Account.  Lender shall have the right at all reasonable times during business hours, upon reasonable notice and subject to the rights of tenants, if any, of the Property, to examine and make copies of or extracts from the books of account of Borrower and the Property and such other information regarding the Property as it may desire.

7.           Distributions and Losses.

(a)           Distributions.  The amounts, if any, which may be payable for the Lender’s Profits Interest granted to Lender hereby shall be payable to Lender, subject to compliance with the Senior Loan and the Intercreditor Agreement, (i) on a monthly basis upon receipt by Borrower of Cash Flow and (ii) upon the occurrence of a Capital Event.

(b)           Losses.  Should the Property at any time after the date hereof incur an operating deficit or other loss, Borrower shall advance to the Property an amount sufficient to cover such operating deficit or other loss.  Advances by Borrower to the Property for such purposes shall be unsecured and shall not reduce the Lender’s Profits Interest.  Any loans by partners or members of Borrower to Borrower shall be subordinate to Lender’s rights and interests hereunder and under all other Loan Documents, and shall be repaid only out of Borrower’s share of Second Tier Profits, if any.  Lender shall not share in and shall have no obligation with respect to any loss suffered by the Property.

8.           General Provisions.

(a)           No Partnership or Member.  Lender, by its acceptance hereof, does not become a partner with or a member of Borrower, and in no event shall Lender be liable for any of the debts, obligations, or liabilities of Borrower or any Affiliate of Borrower, or claim any of the tax benefits resulting from the ownership of the Property, including, without limitation, any depreciation or investment tax credit on all or any portion of the Property, nor is Lender liable for any contributions to Borrower.  Lender’s only interest created hereunder is the right to a portion of the profits of Borrower, if any, arising by reason of the Property as provided in this Agreement.

(b)           Power and Authority.  Borrower represents and warrants that: (i) Borrower is a Delaware limited liability company validly formed and existing under the laws of the State of Delaware and validly qualified to transact business in the State of Texas; (ii) Borrower is duly authorized and has all necessary partnership power and authority to grant the Lender’s Profits Interest; and (iii) the execution of this Agreement does not violate or conflict with the organizational documents of Borrower or any law, rule or regulation, or any other material agreement or instrument to which any such Person is a party or by which any such Person is bound.

Profits Interest Agreement - Page 5

(c)           Security.  Borrower agrees from time-to-time to execute and deliver to Lender UCC-1 Financing Statements and other instruments reasonably requested by Lender to evidence or perfect the Lender’s Profits Interest granted to Lender hereby.

(d)           Lien.  The obligations of Borrower hereunder are secured by the liens and security interests securing the Loan, as they may from time-to-time be released as provided in the Loan Agreement and as they may from time-to-time be modified, renewed, extended, or increased.

(e)           Notices.  Written notice required to be given to either party shall be deemed given if sent in accordance with the provisions of the Loan Agreement.

(f)           Subject to Senior Loan.  Lender acknowledges and agrees that the payment of and performance under this Agreement is subject to and subordinate to the Senior Loan in accordance with the Intercreditor Agreement.  If any performance under this Agreement would cause a default under the Senior Loan, then such performance will not be required under this Agreement until such time as it would not cause a default under the Senior Loan.

9.           Speculative and Contingent Rights.  Borrower and Lender acknowledge that the receipt by Lender of any amounts which may be payable for the Lender’s Profits Interest is subject to numerous risks and uncertainties, including, without limitation, the possibility of unanticipated costs in the ownership, operation, and leasing of the Property (including, without limitation, those resulting from unforeseen conditions or force majeure); the possibility of utility moratoria or materials or labor costs decreasing the Cash Flow or Second Tier Profits; and the possibility of a change in interest rates or the economy in general, or the addition of or improvements to competing properties impacting the leasing, value, or sale of properties of the same type as the Property.  Borrower and Lender further acknowledge that Lender’s receipt of any of the Lender’s Profits Interest is contingent on the availability of Cash Flow and Second Tier Profits.  To the extent the grant of the Lender’s Profits Interest is deemed to be interest on the Loan, the value of such grant shall be determined as of the date of this Agreement, taking into account the speculative and contingent nature of the profits interest granted hereunder.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section 9 shall control every other covenant and agreement in this Agreement, the Loan Agreement, and the documents referenced therein.  If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Agreement, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender be repaid to Borrower with interest thereon at the rate set forth in the Note, and the provisions of this Agreement immediately be deemed reformed and the amounts thereafter collectible hereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder.  All sums paid or agreed to be paid to Lender for the use, forbearance, and detention of the indebtedness represented by the Loan Agreement and the Note shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term of such indebtedness until payment in full so that

Profits Interest Agreement - Page 6

the rate or amount of interest on account of such indebtedness does not exceed the Maximum Rate from time-to-time in effect and applicable to the Loan for so long as the Loan remains outstanding.

10.           Choice of Forum; Consent to Service of Process and Jurisdiction.  ANY SUIT, ACTION OR PROCEEDING AGAINST ANY BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT HEREOF, MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS, COUNTY OF TRAVIS, OR IN THE UNITED STATES COURTS LOCATED IN THE STATE OF TEXAS AS LENDER IN ITS SOLE DISCRETION MAY ELECT AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION, OR PROCEEDING.  BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN ANY SUIT, ACTION, OR PROCEEDING IN SAID COURT BY THE MAILING THEREOF BY LENDER BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO BORROWER’S ADDRESS SHOWN IN THE LOAN AGREEMENT.  NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDER TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR WITH RESPECT TO ANY OF ITS PROPERTY IN COURTS IN OTHER JURISDICTIONS.  BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN THE COURTS LOCATED IN THE STATE OF TEXAS, COUNTY OF TRAVIS, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.  ANY ACTION OR PROCEEDING BY ANY BORROWER AGAINST LENDER SHALL BE BROUGHT ONLY IN A COURT LOCATED IN TRAVIS COUNTY, TEXAS.

11.           Multiple Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

12.           Entirety.  This Agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.  The provisions of this Agreement and the other Loan Documents to which Borrower is a party may be amended or waived only by an instrument in writing signed by the party or parties against whom the same is to be enforced.

13.           Governing Law.  THIS AGREEMENT AND ALL ISSUES, CLAIMS, COUNTERCLAIMS AND OTHER MATTERS RELATING HERETO OR ARISING IN CONNECTION THEREWITH (WHETHER BASED UPON TORT, CONTRACT OR OTHERWISE), SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH

Profits Interest Agreement - Page 7

THE LAWS OF THE STATE OF TEXAS (WITHOUT CONSIDERATION OF ITS CONFLICTS OF LAWS RULES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

14.           Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO LENDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature pages follow]

Profits Interest Agreement - Page 8

IN WITNESS WHEREOF, we hereunto set our hands, and this Agreement shall be effective as of the date first above written.

LENDER:

HUNTER’S GLEN/FORD INVESTMENTS I LLC,
a Texas limited liability company

By:
Name:
Title:

STATE OF TEXAS                              §
§
COUNTY OF ________                     §

This instrument was acknowledged before me on the ______ day of ___________, 2010, by _________________, _____________ of Hunter’s Glen/Ford Investments I LLC, a Texas limited liability company, on behalf of said limited liability company.

Notary Public in and for the State of Texas

My Commission Expires:
Notary’s Printed Name

Profits Interest Agreement - Page 9

BORROWER:

CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company

By:	Stratus Block 21 Investments, L.P., a Texas limited partnership, Manager

By:	Status Block 21 Investments GP, L.L.C., a Texas limited liability company, General Partner

By:	/s/ Erin D. Pickens
Erin D. Pickens, Senior Vice President

By:           CJUF II Block 21 Member, LLC, a Delaware limited liability company, Member

By:           Canyon-Johnson Urban Fund II, L.P., a Delaware
limited partnership, Member

By:           Canyon-Johnson Realty Advisors II LLC,
a Delaware limited liability company,
General Partner

By:               /s/ K. Robert Turner
K. Robert Turner, Managing Partner

STATE OF TEXAS                              §
§
COUNTY OF ________                     §

 This instrument was acknowledged before me on this ___ day of ________________, 2010, by Erin D. Pickens, Senior Vice President of Stratus Block 21 Investments GP, L.L.C., a Texas limited liability company, the General Partner of Stratus Block 21 Investments, L.P., a Texas limited partnership, Manager of CJUF II STRATUS BLOCK 21 LLC, a Delaware limited liability company, on behalf of said limited partnership and limited liability companies.

Notary Public in and for the State of Texas

My Commission Expires:
Notary’s Printed Name

Profits Interest Agreement - Page 10

STATE OF TEXAS                              §
§
COUNTY OF ________                     §

 This instrument was acknowledged before me on this ___ day of _______________, 2010, by K. Robert Turner, the Managing Partner of Canyon-Johnson Realty Advisors II LLC, a Delaware limited liability company, in its capacity as General Partner of Canyon-Johnson Urban Fund II, L.P., a Delaware limited partnership, as Member of CJUF II Block 21 Member, LLC, a Delaware limited liability company, as Member of CJUF II STRATUS BLOCK 21, LLC, a Delaware limited liability company, on behalf of said limited partnership and limited liability companies.

Notary Public in and for the State of Texas

My Commission Expires:
Notary’s Printed Name

Profits Interest Agreement - Page 11

EXHIBIT “A”

LEGAL DESCRIPTION OF LAND

Lots 1 through 12, Block 21, of the Original City of Austin, Travis County, Texas, according to the map or plat of record in the General Land Office of the State of Texas, together with the area within the alley traversing said Block, which was vacated by Ordinance recorded under Document No. 1999086902 and described in Memorandum Designating the Vacation of a 20 foot wide alley on Block 21 and Block 22, in the City of Austin as recorded under Document No. 2004040650 of the Official Public Records of Travis County, Texas.

Profits Interest Agreement - Page 12